Exhibit 99.5

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (“Agreement”) is made as of October 1, 2002 by and among Circuit City Stores, Inc., (“Circuit City”) a Virginia corporation and CarMax, Inc., a Virginia corporation (“CarMax”), either Circuit City or CarMax as a “Party” or collectively, as the “Parties”.

INTRODUCTION

A.    Circuit City and CarMax have executed a Separation Agreement dated as of May 21, 2002 (the “Separation Agreement”), pursuant to which CarMax and the CarMax Subsidiaries separated from Circuit City and the Circuit City Subsidiaries (the “Spin-off”). For purposes of this Agreement, Circuit City and the Circuit City Subsidiaries collectively, or CarMax and the CarMax Subsidiaries collectively, shall each be referred to as a “Party”.

B.    Prior to the Spin-off, CarMax existed as part of Circuit City, resulting in the sharing and consolidation of Confidential Information (as defined below).

C.    As a result of the historical co-mingling of Circuit City and CarMax information prior to the Spin-off, there are paper records, localized electronic records (stored on individual PC’s or discs) or information stored in other media containing Confidential Information of the other Party.

D.    Further, pursuant to the Separation Agreement, Circuit City will provide certain transition services to CarMax following the Spin-off pursuant to Transition Services Agreement between Circuit City and CarMax. As a result, certain Circuit City employees will have access to CarMax’s Confidential Information.

E.    The Parties agree that full segregation of all co-mingled Confidential Information that pre-dates the Spin-off is not practical and that the disclosure of Confidential Information during the provision of services pursuant to the Transition Services Agreement or other Ancillary Agreements may be unavoidable.

NOW, THEREFORE, in consideration of the joint nature of the disclosure and the business relationship between the parties, it is hereby agreed as follows:

1.    Definition.    For purposes of this Agreement, the term “Confidential Information” shall mean proprietary and confidential business information obtained by either Party at any time including, without limitation, the following:

(a)  Any trade secret, know-how, invention, software program, application, documentation, schematic, procedure, contract, information, knowledge, data, process, technique, design, drawing, program, formula or test data, work in progress, engineering, manufacturing, marketing, financial, sales, supplier, customer, employee, investor, or business information, whether in oral, written, graphic or electronic form;

(b)  Any non-public business information, including, without limitation, personnel data; correspondence with governmental agencies; historical customer information and data; historical cost information such as budgets and operating expenses and capital costs; and projected capital additions and operating cost information;

(c)  Any document, diagram, photograph, drawing, computer program or other communication that is either conspicuously marked “confidential”, or is known or reasonably should have been known by the Party in possession to be confidential; and

(d)  Any advice, information, exhibits, documentation or any other information that a Party reasonably expects would be protected by attorney-client privilege or work product doctrine or other applicable privileges.

2.    Prohibition of Use.    Circuit City acknowledges that it is authorized to access and use the Confidential Information of CarMax for the sole purpose of performing the services it is contractually bound to provide to such parties, specifically with respect to carrying out its obligations under the Transition Services Agreement and other agreements related to the Separation Agreement. Otherwise, each of the Parties agrees that, with respect to the Confidential Information of the other Party, it will not (i) take any affirmative action to access such Confidential Information; (ii) directly or indirectly utilize any such Confidential Information in its business; (ii) manufacture and/or sell any product or provide any service that is based in whole or in part on such Confidential Information; (iii) copy or modify such Confidential Information, or any copy or portion thereof; or (iv) disclose such Confidential Information to any third party.

3.    Prior Disclosures.    Prior to the Separation Agreement, Circuit City and CarMax may have exchanged information within their consolidated corporate structure without restriction. Such information supplied to one Party by the other prior to the execution of this Agreement shall nonetheless be considered Confidential Information (except as specifically excluded pursuant to Section 5 below) for the purposes of this Agreement and shall be subject to the terms and conditions hereof.

4.    Specific Restriction Regarding Waiver of Attorney-Client Privilege or Work Product Doctrine.    Prior to any action by the either Party that could reasonably be expected to lead to or that would constitute waiver of attorney-client privilege or work product doctrine, the Party disclosing the information must give prior notice to the other Party as soon as possible.

5.    Nonprotected Information.    The Parties agree that their mutual covenants with respect to each other’s Confidential Information shall not apply to any information, data or other materials imparted to the extent that any of the following conditions apply:

(a) The information is, or any time hereafter becomes, available to the public or contained in a filing to a government agency without breach of this Agreement by the receiving Party;

(b) The information is obtained by the recipient from any other person, firm or company having no obligation to or relationship with the disclosing Party;

(c) The information is developed by or for recipient independently of information received from one or more of the Parties hereto; or

(d) The information is more than ten (10) years old.

6.    Court-Ordered Disclosure.    No Party hereto shall be liable for disclosure of Confidential Information of the other Party if made in response to a valid order of a court or authorized agency of government; provided, however that five (5) days’ notice first be given to the other Party so a protective order, if appropriate, and may be sought by such Party with the cooperation of the other Party.

7.    Disclosure of Confidentiality Agreement Terms.    Notwithstanding any other provisions hereof, the terms of this Agreement shall not be deemed to be the Confidential Information of any Party hereto, and each Party shall have the right to disclose the terms hereof to third parties in its own discretion.

8.    No Conveyance or License.    Nothing in this Agreement shall be construed to convey to the recipient of Confidential Information any right, title, interest or copyright in any Confidential Information, or any license to use, sell, exploit, copy or further develop any such Confidential Information. This Agreement does not in any way bind the Parties to enter into a business relationship of any type with each other.

9.    Injunctive Relief.    The Parties agree that a breach by either Party of this Agreement with respect to the Confidential Information of the other Party to this Agreement will cause irreparable damages to the other Party (the “Non-Breaching Party”) for which recovery of money damages would be inadequate, and that the Non-Breaching Party shall, therefore, be entitled to obtain timely injunctive relief to protect its rights under this Agreement in addition to any and all remedies available at law without the need to post a bond or other undertaking.

10.     Governing Law and Choice of Forum.    This Agreement has been made under and shall be governed by, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia without regard to the conflict of laws rules thereof. All disputes hereunder shall be resolved in the applicable state or Federal courts of Virginia. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

11.    Agreement Binding on Successors.    This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their heirs, administrators, successors and assigns.

12.    Waiver.    The failure of either Party at any time or times to demand strict performance by the other Party of the terms, covenants, or conditions set forth in this Agreement shall not be construed as a continuing waiver or relinquishment thereof, and either Party may at any time demand strict and complete performance of such terms, covenants, and conditions.

13.    Assignability.    This Agreement is personal to both Parties and may not be assigned by any act of either Party or by operation of law unless in connection with a transfer of substantially all the assets of such Party as a transfer to its affiliate.

14.    Severability.    If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the Agreement.

15.    Significance of Headings.    Paragraph headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be used in the construction of this Agreement. Accordingly, in case of any questions with respect to the construction of this Agreement, it is to be construed as though paragraph headings had been omitted.

16.    Integration.    This Agreement constitutes the final, exclusive, and complete expression of the agreement of the Parties hereto, and it embodies all of the terms and conditions of the Agreement between the Parties with respect to the subject matter hereof. This Agreement is expressly intended to replace and supersede all prior and contemporaneous agreements, proposals, negotiations, representations, and warranties, if any, between the Parties whether oral or written with respect to the subject matter hereof. There are no agreements, representations, or warranties that have not been included in this Agreement with respect to the subject matter hereof. It represents the result of arms length negotiation between the Parties and shall be interpreted and construed without regard to any presumption or other rule requiring construction against either Party.

17.    Amendments.    This Agreement shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement.

18.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the latest date set forth below.

CIRCUIT CITY STORES, INC

By:	/s/ Philip J. Dunn
Philip J. Dunn Senior Vice President, Treasurer and Controller

CARMAX, INC

By:	/s/ W. Austin Ligon
W. Austin Ligon President

Date: October 1, 2002